Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

Midatech Pharma PLC

Cardiff, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-233901) and Form S-8 (No. 333-209365 and No. 333-214969) of Midatech Pharma PLC of our report dated 15 June 2020, relating to the consolidated financial statements which appear in this Annual Report on Form 20-F. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO LLP

BDO LLP

Reading, United Kingdom

30 April 2021